UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 18, 2016

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 S.W. 145 Avenue, Suite #200, Pembroke Pines, Florida	33027

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

          Elizabeth Arden, Inc. (the "Company"), a global prestige beauty products company, announced today certain preliminary unaudited financial results for its fourth fiscal quarter and fiscal year ended June 30, 2016.

The Company expects to report the following:

For the Fourth Quarter ended June 30, 2016 (all results below are preliminary and unaudited):

*	Net sales of approximately $193 million, an increase of 9.8% from the prior year period, and an increase of 3.6% from the prior year period adjusted net sales at constant foreign currency rates.
*	Net loss attributable to Elizabeth Arden common shareholders of approximately $23.8 million.
*	EBITDA of approximately $(4) million.
*

Adjusted EBITDA of approximately $2 million, excluding approximately $4 million of charges relating to the Company's 2016 Business Transformation Program and approximately $2 million of charges related to the pending merger with a subsidiary of Revlon, Inc. (the "Revlon Merger").

*	Gross margin of 47.8% as compared to 10.9% in the prior year period.
*	Adjusted gross margin increase of 620 basis points to 48.9%, as compared to the prior year period.
*	By segment, North America segment net sales increase of 2.6%, and International segment net sales increase of 1.6%, in both cases as compared to the prior year period.
*	As compared to prior year period adjusted net sales at constant foreign currency rates, North America segment net sales increase of 2.8%, and International segment net sales increase of 4.6%.
*

By product category, Elizabeth Arden brand net sales increase of 17.9%, and designer, heritage, celebrity and other fragrances net sales increase of 2.8%, in both cases as compared to the prior year period.

*

As compared to prior year period adjusted net sales at constant foreign currency rates, Elizabeth Arden brand net sales increase of 14.2%, and designer, heritage, celebrity and other fragrances net sales decrease of 5%.

For the Fiscal Year Ended June 30, 2016 (all results below are preliminary and unaudited):

*	Net sales of approximately $967 million, a decrease of 0.4%, and an increase of 0.6% from the prior fiscal year adjusted net sales at constant foreign currency rates.
*	Net loss attributable to Elizabeth Arden common shareholders of approximately $74.4 million.
*	EBITDA of approximately $2 million.
*

Adjusted EBITDA of approximately $25 million, excluding approximately $21 million of charges relating to the Company's 2016 Business Transformation Program and approximately $2 million of charges related to the pending Revlon Merger.

*	Gross margin increase of 850 basis points to 44.4% as compared to 35.9% in the prior fiscal year.
*	Adjusted gross margin increase of 210 basis points to 45.1%, as compared to the prior fiscal year.
*	By segment, North America segment net sales decrease of 3.6%, and International segment net sales decrease of 2.8%, in both cases as compared to the prior fiscal year.
*	As compared to prior fiscal year adjusted net sales at constant foreign currency rates, North America segment net sales decrease of 2.7%, and International segment net sales increase of 5.6%.
*

By product category, Elizabeth Arden brand net sales increase of 4.8%, and designer, heritage, celebrity and other fragrances net sales decrease of 3.8%, in both cases as compared to the prior fiscal year.

*

As compared to prior fiscal year adjusted net sales at constant foreign currency rates, Elizabeth Arden brand net sales increase of 5.9%, and designer, heritage, celebrity and other fragrances net sales decrease of 2.9%.

         The foregoing information and estimates are unaudited and have not been compiled, reviewed or examined by the Company's independent registered public accounting firm, nor has the Company's independent registered public accounting firm performed any procedures with respect to this information or expressed any opinion or any form of assurance on such information. In addition, the foregoing information and estimates are subject to revision as the Company prepares its consolidated financial statements and other disclosures as of and for the quarter and fiscal year ended June 30, 2016, including all disclosures required by U.S. GAAP and pursuant to SEC rules and regulations. Because the Company has not completed its normal year-end closing procedures for the fiscal year ended June 30, 2016, and subsequent events may occur that require material adjustments to these results, the final results and other disclosures for the quarter and fiscal year ended June 30, 2016 may differ materially from these preliminary estimates. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP.

A reconciliation of the non-GAAP measures presented above to their comparable preliminary unaudited GAAP measures can be found in the following tables and footnotes.

      The tables below reconcile the amounts expected to be reported in accordance with GAAP to such amounts before giving effect to charges related to the 2016 Business Transformation Program and the Revlon Merger. This disclosure is being provided for comparability purposes because we believe it is meaningful to our investors and other interested parties to understand our expected operating performance without regard to the effect of charges related to the 2016 Business Transformation Program and the Revlon Merger. The presentation in the table below of the non-GAAP information included in the "Adjusted" columns is not meant to be considered in isolation or as a substitute for final audited results prepared in accordance with GAAP. As noted above, these preliminary results may change as a result of the completion of the Company's financial closing procedures.

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Adjusted Amounts
(In thousands)

	Three Months Ended				Twelve Months Ended

	June 30, 2016				June 30, 2016

	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted

Net Sales	$192,651	$--		$192,651	$966,733	$--		$966,733
Cost of Goods Sold:
Cost of Sales	99,338	(2,129	) (b)	97,209	531,272	(6,523	) (f)	524,749
Depreciation Related to Cost of Goods Sold	1,307	--		1,307	5,796	--		5,796

Total Cost of Goods Sold	$100,645	$(2,129)		$98,516	$537,068	$(6,523)		$530,545

					10.9
Gross Profit	92,006	2,129		94,135	429,665	6,523		436,188

Selling, General and Administrative Expenses	97,068	(4,023	) (c)	93,045	433,694	(16,947	) (g)	416,747
Depreciation and Amortization	9,321	(115	) (d)	9,206	36,902	(457	) (h)	36,445

Total Operating Expenses	106,389	(4,138)		102,251	470,596	(17,404)		453,192
Interest Expense, Net	7,540	--		7,540	29,905	--		29,905

Loss Before Income Taxes	(21,923)	6,267		(15,656)	(70,836)	23,927		(46,909)
Provision for (Benefit from) Income Taxes	1,237	(393	) (e)	844	2,670	(13,413	) (i)	(10,743)

Net (Loss)	(23,160)	6,660		(16,500)	(73,506)	37,340		(36,166)
Net (Loss) Income Attributable to Noncontrolling Interests	(31)	225		194	(1,721)	419		(1,302)

Net Loss Attributable to Elizabeth Arden Shareholders	(23,129)	6,435		(16,694)	(71,785)	36,921		(34,864)
Less: Accretion and Dividends on Preferred Stock	649	--		649	2,586	--		2,586

Net Loss Attributable to Elizabeth Arden Common Shareholders	$(23,778)	$6,435		$(17,343)	$(74,371)	$36,921		$(37,450)

EBITDA(a)	$(3,755)	$6,152		$2,397	$1,767	$23,470		$25,237

(a)

EBITDA is defined as net income attributable to Elizabeth Arden common shareholders plus the provision for income taxes (or net loss attributable to Elizabeth Arden common shareholders, less the benefit from income taxes or plus the provision for income taxes) plus interest expense, plus depreciation and amortization, plus net income (or net loss) attributable to noncontrolling interest, plus accretion and dividends on preferred stock. The Company has also disclosed Adjusted EBITDA, which is EBITDA without giving effect to the costs related to the Company's 2016 Business Transformation Program and the Revlon Merger. EBITDA and Adjusted EBITDA should not be considered as alternatives to income (loss) from operations or net income (loss) attributable to Elizabeth Arden common shareholders (as determined in accordance with generally accepted accounting principles (GAAP) as a measure of the Company's operating performance or to net cash provided by (used in) operating activities (as determined in accordance with GAAP) as a measure of the Company's ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization, preferred stock accretion or dividends or non-operating factors (such as historical cost). Accordingly, as a result of the Company's capital structure, the Company believes EBITDA is a relevant measure. EBITDA has also been disclosed here to permit a more complete comparative analysis of the Company's operating performance relative to other companies and of the Company's debt servicing ability. Adjusted EBITDA is being provided for comparability purposes because the Company believes it is meaningful to our investors and other interested parties to understand the EBITDA performance of the Company on a consistent basis without regard to the effect of charges related to the 2016 Business Transformation Program and the Revlon Merger. EBITDA and Adjusted EBITDA may not, however, be comparable in all instances to other similar types of measures.

In addition, EBITDA and Adjusted EBITDA have limitations as an analytical tool, including the fact that:

* they do not reflect the Company's cash expenditures, future requirements for capital expenditures or contractual commitments;
*

they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company's debt or the dividends or redemption value of its preferred stock;

* they do not reflect any cash income taxes that the Company may be required to pay; and
*

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

(b)

Includes $2.1 million of inventory costs under our 2016 Business Transformation Program, primarily related to the closing of our Brazilian affiliate, as well changes in certain distribution and customer arrangements.

(c)

Includes $2.0 million in expenses under the 2016 Business Transformation Program, primarily comprised of severance and other employee-related expenses and related transition costs, and $2.0 million for costs incurred related to the pending Revlon Merger.

(d)	Includes $0.1 million for the acceleration of depreciation expense for leasehold improvements related to leased space vacated under the 2016 Business Transformation Program.
(e)	On a GAAP and adjusted basis, our effective tax rate was (5.6)% and (5.4)%, respectively.
(f)

Includes $6.5 million of inventory costs under our 2016 Business Transformation Program, primarily related to the closing of our Brazilian affiliate, as well changes in certain distribution and customer arrangements.

(g)

Includes $14.9 million in expenses under the 2016 Business Transformation Program, primarily comprised of severance and other employee-related expenses and related transition costs, and $2.0 million for costs incurred related to the pending Revlon Merger.

(h)	Includes $0.5 million for the acceleration of depreciation expense for leasehold improvements related to leased space vacated under the 2016 Business Transformation Program.
(i)	On a GAAP and adjusted basis, our effective tax rate was (3.8)% and 22.9%, respectively.

          The table below reconciles net loss attributable to Elizabeth Arden common shareholders, as preliminarily determined on an unaudited basis in accordance with GAAP, to the Company's preliminary expectations of EBITDA and to Adjusted EBITDA:

(In thousands)	Three Months Ended	Twelve Months Ended

	June 30, 2016	June 30, 2016

Net Loss Attributable to Elizabeth Arden Common Shareholders	$(23,778)	$(74,371)
Plus:
Provision for Income Taxes	1,237	2,670
Interest expense, net	7,540	29,905
Depreciation related to cost of goods sold	1,307	5,796
Depreciation and amortization	9,321	36,902
Net loss attributable to noncontrolling interest	(31)	(1,721)
Accretion and dividends on preferred stock	649	2,586

EBITDA (a)	(3,755)	1,767
2016 Business Transformation Program and Revlon Merger costs	6,152	23,470

Adjusted EBITDA (a)	$2,397	$25,237

          The following is a reconciliation of net cash flow used in operating activities, as preliminarily determined on an unaudited basis in accordance with GAAP, to the Company's preliminary expectations of EBITDA:

(In thousands)	Twelve Months Ended

June 30, 2016

Net cash used in operating activities	$(33,750)
Changes in assets and liabilities, net of acquisitions	10,387
Interest expense, net	29,905
Amortization of senior note offering and credit facility costs	(1,709)
Amortization of senior note premium	849
Provision for income taxes	2,670
Deferred income taxes	(1,095)
Amortization of share-based awards	(5,490)

EBITDA	$1,767

SEGMENT NET SALES

          The table below is a comparative summary of our preliminary unaudited estimate of net sales by reportable segment for the three and twelve months ended June 30, 2016 and 2015:
(In thousands)	Three Months Ended		% Increase		Twelve Months Ended		% (Decrease) Increase

	June 30, 2016	June 30, 2015	GAAP	Constant Rates (1)	June 30, 2016	June 30, 2015	GAAP	Constant Rates (1)

Segment Net Sales
North America	$102,001	$99,454	2.6%	2.8%	$584,921	$606,599	(3.6)%	(2.7)%
International	90,650	89,261	1.6%	4.6%	381,812	392,726	(2.8)%	5.6%

Total	$192,651	$188,715	2.1%	3.6%	$966,733	$999,325	(3.3)%	0.6%

Reconciliation:
Segment Net Sales	$192,651	$188,715	--	--	$966,733	$999,325	--	--
Less:
Unallocated sales returns and markdowns (2)	--	13,255	--	--	--	28,227	--	--

Net Sales	$192,651	$175,460	9.8%	11.5%	$966,733	$971,098	(0.4)%	3.5%

PRODUCT CATEGORY NET SALES

          The table below is a comparative summary of our preliminary unaudited estimate of net sales by product category for the three and twelve months ended June 30, 2016 and 2015:
(In thousands)	Three Months Ended		% Increase		Twelve Months Ended		% Increase (Decrease)

	June 30, 2016	June 30, 2015	GAAP	Constant Rates (1)	June 30, 2016	June 30, 2015	GAAP	Constant Rates (1)

Product Category Net Sales
Elizabeth Arden Brand	$95,566	$81,023	17.9%	19.0%	$394,909	$376,925	4.8%	10.7%
Celebrity, Heritage, Designer and Other Fragrances	97,085	94,437	2.8%	5.0%	571,824	594,173	(3.8)%	(1.1)%

Total	$192,651	$175,460	9.8%	11.5%	$966,733	$971,098	(0.4)%	3.5%

          The table below is a comparative summary of our preliminary unaudited estimate of adjusted net sales by product category for the three and twelve months ended June 30, 2016 and 2015:
(In thousands)	Three Months Ended		% Increase (Decrease)		Twelve Months Ended		% Increase (Decrease)

	June 30, 2016	June 30, 2015 (2)	GAAP	Constant Rates (1)	June 30, 2016	June 30, 2015 (2)	GAAP	Constant Rates (1)

Product Category Net Sales
Elizabeth Arden Brand	$95,566	$84,473	13.1%	14.2%	$394,909	$393,745	0.3%	5.9%
Celebrity, Heritage, Designer and Other Fragrances	97,085	104,242	(6.9)%	(5.0)%	571,824	605,580	(5.6)%	(2.9)%

Total	$192,651	$188,715	2.1%	3.6%	$966,733	$999,325	(3.3)%	0.6%

(1)   Constant currency information compares results between periods assuming exchange rates had remained constant period-over-period and excludes gains and losses from foreign currency contracts in all periods. We calculate constant currency information by translating current-period results using prior-year GAAP foreign currency exchange rates.

(2) Amounts for the three and twelve months ended June 30, 2015, reflect returns and markdowns under our 2014 Performance Improvement Plan.

Cautionary Note Regarding Forward-Looking Information and Factors That May Affect Future Results

          The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This Current Report on Form 8-K and other written and oral statements made by the Company from time to time contain such forward-looking statements that set out anticipated results based on management's plans and assumptions regarding future events or performance. References below to "we," "us," and "our" refer to the Company.

          We have tried, wherever possible, to identify such statements by using words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "will" and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective products, future operating or financial performance or results of current and anticipated products or sales efforts, expenses and/or cost savings, interest rates, foreign exchange rates, the outcome of contingencies, such as legal proceedings and tax audits, and financial results. A list of factors that could cause our actual results of operations and financial condition to differ materially is set forth below, and these factors are discussed in greater detail under Item 1A -- "Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015:
*

our ability to implement our 2014 Performance Improvement Plan and our 2016 Business Transformation Program or other restructuring or cost saving initiatives, our ability to realize the anticipated benefits of our 2014 Performance Improvement Plan, our 2016 Business Transformation Program and any other restructuring or cost saving initiatives and/or changes in the timing of such benefits;

*

whether we will incur higher than anticipated costs, expenses or charges related to the implementation of our 2016 Business Transformation Program or any additional restructuring or cost savings activities, and/or changes in the expected timing of such costs, expenses or charges;

*

decisions or actions resulting from our continued reexamination of our business, including implementing any additional restructuring activities, and the timing and amount of any costs, expenses or charges that may be incurred as a result or the benefits anticipated to result from any such decisions or actions;

*	our ability to realize benefits from the strategic investment made by affiliates of Rhône Capital L.L.C. in our company;
*

factors affecting our relationships with our customers or our customers' businesses, including the absence of contracts with customers, our customers' financial condition, reduction in consumer traffic or demand, and changes in the retail, fragrance and cosmetic industries, such as the consolidation of retailers and the closing of retail doors as well as retailer inventory control practices, including, but not limited to, levels of inventory carried at point of sale and practices used to control inventory shrinkage;

*

risks of international operations, including foreign currency fluctuations, hedging activities, restrictions on our ability to repatriate cash, economic and political consequences of terrorist attacks, disruptions in travel, unfavorable changes in U.S. or international laws or regulations, diseases and pandemics, and political instability in certain regions of the world;

*	our reliance on license agreements with third parties for the rights to sell many of our prestige fragrance brands;
*

our reliance on third-party manufacturers for our owned and licensed products and our absence of contracts with suppliers of distributed brands or raw materials and components for manufacturing of owned and licensed brands;

*

delays in shipments, inventory shortages and higher supply chain costs due to the loss of or disruption in our distribution facilities or at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for our products;

*

our ability to respond in a timely manner to changing consumer preferences and purchasing patterns and other international and domestic conditions and events that impact retailer and/or consumer confidence and demand, such as domestic or international recessions or economic uncertainty;

*	our ability to protect our intellectual property rights and to operate our business without infringing the intellectual property rights of others;
*	the success, or changes in the timing or scope, of our new product launches, advertising and merchandising programs;
*	our ability to successfully manage our inventories;
*	the quality, safety and efficacy of our products;
*	the impact of competitive products and pricing;
*

our ability to (i) implement our growth strategy and acquire or license brands or secure distribution arrangements, (ii) successfully and cost-effectively integrate acquired businesses or new brands, (iii) successfully expand our geographic presence and distribution channels, and (iv) finance our growth strategy and our working capital requirements;

*

our level of indebtedness, our ability to realize sufficient cash flows from operations to meet our debt service obligations and working capital requirements, and restrictive covenants in our revolving credit facility, second lien credit agreement, and the indenture for our 7 3/8% senior notes;

*

our ability to realize sufficient cash flows from operations to meet our dividend and redemption obligations under the terms of our preferred stock, and our ability to comply with our other obligations relating to our preferred stock, including those set forth in the shareholders agreement relating thereto;

*	changes in product mix to less profitable products;
*	the retention and availability of key personnel;
*

changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations, laws or regulations relating to ingredients or other chemicals or raw materials contained in products, advertising or packaging, or accounting standards or critical accounting estimates;

*	the success of our Elizabeth Arden brand repositioning efforts and global business strategy;
*

the impact of tax audits, including the ultimate outcome of the pending Internal Revenue Service examination of our U.S. federal tax returns for the fiscal years ended June 30, 2010, 2011 and 2012, changes in tax laws or tax rates, and our ability to utilize our deferred tax assets, and/or the establishment of valuation allowances related thereto;

*	our ability to effectively implement, manage and maintain our global information systems and maintain the security of our confidential data and our employees' and customers' personal information;
*	our reliance on third parties for certain outsourced business services, including information technology operations, logistics management and employee benefit plan administration;
*

the potential for significant impairment charges relating to our trademarks, goodwill, investments in other entities or other intangible assets, including license agreements, that could result from a number of factors, including such entities' or brands' business performance or downward pressure on our stock price; and

*	other unanticipated risks and uncertainties.

          We caution that the factors described herein and other factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELIZABETH ARDEN, INC.

Date: July 18, 2016	/s/ Marcey Becker

Marcey Becker Senior Vice President Finance and Corporate Development